EXHIBIT 99.1

BRAEMAR HOTELS & RESORTS
Third Quarter 2019 Conference Call
October 31, 2019
10 a.m. CT

Introductory Comments - Jordan Jennings

Good morning and welcome to today’s call to review results for Braemar Hotels & Resorts for the third quarter of 2019 and to update you on recent developments. On the call today will be: Richard Stockton, President and Chief Executive Officer; Deric Eubanks, Chief Financial Officer; and Jeremy Welter, Chief Operating Officer. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release that has been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on October 30, 2019 and may also be accessed through the Company’s website at www.bhrreit.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release.
I will now turn the call over to Richard Stockton. Please go ahead Richard.

Introduction - Richard Stockton

Good morning, and welcome to our third quarter 2019 earnings call. I will begin by giving a brief overview of our quarterly financial results. I will then provide an update on our major capital expenditure projects. Finally, I will conclude with an update on our investor outreach efforts. After that, Deric will provide a more detailed review of our financial results, and Jeremy will provide an update on our asset management activity. Afterwards, we will open the call for Q&A.

For the third quarter, Comparable RevPAR for all hotels declined by 2.0%, while Comparable RevPAR for hotels not under renovation decreased 1.4%. We reported Adjusted EBITDAre of $28.6 million and AFFO per share of $0.29 for the quarter. Our overall portfolio trailing 12-month Comparable RevPAR of $230 continues to be the highest in the lodging REIT sector.

During the quarter, we continued to make good progress on reopening the Ritz-Carlton St. Thomas after the damage caused by Hurricane Irma approximately 2 years ago. We are working closely with our insurers to both seek recoveries for physical damage to the hotel as well as to minimize the impact to the property’s P&L through BI insurance recoveries, which totaled $4.0 million in the quarter. The hotel is planned to reopen to transient guests on November 22nd. The new property will be fantastic. We have completely renovated all 180 guestrooms and there are new F&B outlets, new pre-function space, and a new family pool. The St. Thomas hotel market has lost approximately 35% of its inventory which positions our property for a ramp-up. Forward booking rates are already 10% higher than they were pre-hurricane. We are very excited about the prospects for the Ritz-Carlton St. Thomas and believe it is well-positioned going into 2020.

We are also pleased with the progress we have made on our strategy to upbrand our Courtyard Philadelphia and Courtyard San Francisco properties to Autograph Collection hotels. In July, we announced the completion of the conversion of the Philadelphia property to The Notary Hotel. Located in Downtown Philadelphia, the property underwent a spectacular $20 million renovation. Additionally, in July, we announced the rebranding of the Courtyard San Francisco to The Clancy. That conversion is expected to be completed in early 2020. The Clancy is ideally situated in San Francisco’s vibrant South of Market district, which has established itself as a hub for international visitors, regional day-trippers and locals enjoying music, art, multimedia and a technology-driven culture. Year to date, we reported 8.7% RevPAR growth at the hotel even while the property was under renovation, which when combined with only modest supply growth and the recent reopening of the expanded Moscone Convention Center near the hotel, continues to fuel our excitement for the upcoming repositioning of this property.

Thus far, we have spent approximately $44 million on these conversions and anticipate spending an additional $15 million during the remainder of 2019 and the first quarter of 2020.

Finally, in October we announced the opening of The Maple Grove Presidential Villa at the Bardessono Hotel & Spa in Yountville, CA. The new 3,705 square foot Presidential Villa is available at a published rate of $9,000 per night and offers guests secluded space with elite experiences that enable us to provide guests with an unforgettable Napa Valley stay. The Presidential Villa is also available as three separate luxury suites. Each has a distinctive great room, stately king bedroom, spa bathrooms and courtyard. We are excited about the prospects for the Presidential Villa at the Bardessono as we are seeing strong forward bookings and expect it to generate significant incremental annual EBITDA in excess of $1 million per year.

On the capital markets front, during the quarter we amended and extended our mortgage loan secured by the Ritz-Carlton St. Thomas and more recently refinanced our mortgage loan for the Pier House Resort & Spa in Key West, Florida. Deric will discuss these in more detail but we are happy with the execution of these transactions as they were excellent opportunities to address our upcoming debt maturities while both lowering the spread and increasing our cash balance. All of our debt continues to be non-recourse and, as a result of our financing activity over the last year, we have a very attractive maturity schedule with no final debt maturities until 2022.

We have also been active on the investor relations front. Over the past few months, we have attended several bank and industry conferences and participated in numerous investor meetings. Additionally, we recently held a well-attended Investor Day in New York. During the remainder of 2019, we will continue to get out on the road to meet with investors to communicate our strategy and the attractiveness of an investment in Braemar.

We believe we have made great progress executing on our strategy this past quarter, and we are optimistic about the upcoming performance of the portfolio. We also continue to believe there are several unique stories in our portfolio that could result in RevPAR performance in excess of the broader market.

I will now turn the call over to Deric.

Financial Review - Deric Eubanks
Thanks, Richard.

As Richard mentioned, during the third quarter, we recognized $4.0 million of business interruption income for the Ritz-Carlton St. Thomas, which is reflected in the Other Hotel Revenue line of our Income Statement. These insurance recoveries related to the months of June 2019 through August 2019. We expect these insurance recoveries to taper off as the hotel re-opens, which is scheduled for later this year. As a reminder, in the prior-year quarter, we recorded business interruption income of $3.8 million at the Ritz-Carlton St. Thomas.

For the third quarter of 2019, we reported a net loss attributable to common stockholders of $11.9 million or $0.37 per diluted share, and we reported AFFO per diluted share of $0.29.

Adjusted EBITDAre for the quarter was $28.6 million.

At quarter’s end, we had total assets of $1.8 billion. We had $1.1 billion of mortgage loans, of which $49 million related to our joint venture partner’s share of the loan on the Capital Hilton and Hilton La Jolla Torrey Pines. Our total combined loans had a blended average interest rate of 4.3%. Our loans are entirely floating rate, and the vast majority have interest rate caps in place. As of the end of the third quarter, we had approximately 49% net debt to gross assets and our trailing 12-month fixed charge coverage ratio was approximately 1.6x. Our next final loan maturity is not until April 2022. Our cash and cash equivalents at the end of the quarter was $83 million with an additional $57 million of restricted cash.

As of September 30, 2019, our portfolio consisted of 13 hotels with 3,484 net rooms.

Our share count currently stands at 37.7 million fully diluted shares outstanding, which is comprised of 32.9 million shares of common stock and 4.8 million OP units. In our financial results, we include approximately 6.6 million shares in our fully diluted share count associated with our Series B convertible preferred stock.

On the capital markets front, during the quarter, we amended and extended a mortgage loan secured by the Ritz-Carlton St. Thomas. The amended $42.5 million loan has a two-year initial term with three one-year extension options, subject to the satisfaction of certain conditions. The loan will continue to bear interest at a rate of LIBOR + 4.95%. Upon the re-opening of the hotel as a Ritz-Carlton, which is planned for later this year, there is the potential for the spread on the loan to be reduced. If the appraised value of the hotel results in a loan-to-value ratio between 65% and 70%, the spread will be reduced by 0.50%. If the appraised value of the hotel results in a loan-to-value ratio less than 65%, the spread will be reduced by 1.00%.

Also, during the quarter, we refinanced a mortgage loan for the 142-room Pier House Resort & Spa in Key West, Florida, which had an existing outstanding balance of $70 million, a floating interest rate of

LIBOR + 2.25%, and a final maturity date in March 2020. The new, non-recourse loan totals $80 million and has a five-year term. The loan is interest only and provides for a floating interest rate of LIBOR + 1.85%.

Additionally, in October, we announced a stock purchase agreement with Ashford Inc. under which Ashford Inc. purchased 19,897 shares of its common stock from us for $30 per share, resulting in total proceeds of approximately $600,000. The purchase price reflected a premium of approximately 20% based on the closing price of Ashford common stock on October 1, 2019. We also announced plans to distribute the remaining 174,983 shares of Ashford common stock on a pro-rata basis to Braemar common shareholders and unitholders. The pro-rata distribution of Ashford shares is expected to be completed on November 5, 2019 to shareholders of record as of October 29, 2019.

Earlier this week, we announced that we had entered into a new $75 million secured credit facility, which replaced our previous credit facility that was scheduled to mature in November. The new credit facility provides for a three-year revolving line of credit and has two, one-year extension options.

With regard to dividends, the Board of Directors declared a third quarter 2019 cash dividend of $0.16 per share, or $0.64 per diluted share on an annualized basis. This equates to an annual yield of approximately 6.8% based on yesterday’s stock price.

This concludes our financial review. I’d now like to turn it over to Jeremy to discuss our asset management activities for the quarter.

Asset Management - Jeremy Welter
Thank you, Deric.

As Richard mentioned, during the quarter, Comparable RevPAR for our portfolio decreased 2.0% while Comparable RevPAR growth for our hotels not under renovation decreased 1.4%. Results were negatively impacted by a weak quarterly performance from the Sofitel in Chicago, Marriott Seattle Waterfront, Pier House Resort, and the La Jolla Hilton Torrey Pines. Third-quarter Hotel EBITDA flow-through for those hotels not under renovation was an impressive 71%.

In July, we successfully completed the conversion of the Courtyard Philadelphia Downtown to The Notary Hotel, part of Marriott’s Autograph Collection. We hosted a grand opening celebration on August 15. And, as a direct result of the grand opening celebration, the hotel booked $176,000 of known new business. In addition, PR coverage of the opening has reached over 357,000 unique monthly visitors, and social media campaigns from the event have reached over 4,000 users with over 250 engagements. While Comparable RevPAR during the third quarter decreased 6.5% due to renovation impact, rate increased 4.7%. During the fourth quarter-the first full quarter following conversion-the hotel will continue to ramp; fourth-quarter group and transient revenues are pacing ahead of the same period last year by 12% and 33%, respectively. Tentative group pace in 2020 is 61% ahead of the same period last year. We expect to see attractive growth in rate in the fourth quarter and throughout the balance of 2020.

Looking ahead, we continue to be excited about the Courtyard San Francisco Downtown and its upcoming conversion to the Autograph Collection, under the name The Clancy. The hotel remains on track to complete its conversion in the first quarter of 2020. There have been headwinds and challenges with the timing of the conversion because of access to labor-we are competing for labor in a very competitive downtown San Francisco market, yet we remain pleased with the progress so far and are very happy with the fantastic work quality. Construction continues on the front entrance, exterior, lobby, and restaurant while the coffee shop has been framed out and the new front desk has been installed. The hotel’s performance continues to be strong; Comparable RevPAR has grown 8.7% year to date, driven by 5.5% rate growth. This RevPAR growth represents increases of 7.4 and 5.3 percentage points relative to Upscale and above chains in the San Francisco Market St., CA submarket and the San Francisco/San Mateo, CA market, respectively. Let me take this opportunity to highlight even further the incredible job Premier Project Management has done during this renovation. Using their stealth renovation program, which is designed to minimize the renovation work impact to guests, Premier has contributed to the hotel gaining significant market share despite being under a substantial, ongoing renovation. In addition to the impressive market share growth, year-to-date Occupancy has been 91.5%.

Construction at the Ritz-Carlton St. Thomas also remains on track, with an expected opening before the end of the year. During the third quarter, the hotel was unavailable, and Comparable RevPAR fell to zero. BI insurance continues to make us whole during this period of impacted performance. Work remains on the restaurant, meeting space, and family pool and splash pad. Staff hiring is substantially complete, and training is underway. We are also finalizing lease terms with pre-hurricane lessees that utilize retail space in the hotel and marketing additional space for new leases. As of October 15th, 102 rooms were ready for occupancy. Our first group date is November 20, and our first available date for transient business is November 22. We identified the closure of the hotel as the perfect time to accelerate value-added capital projects that will not only drive incremental revenue but also improve the guest experience. We are expanding the meeting space pre-function area; repositioning the hotel’s signature restaurant, Alloro; renovating the Kid’s Club; adding a centralized café and market; constructing a family pool with splash pad; and adding 11 luxury pool cabanas. We will now undoubtedly be positioned as one of the finest resorts in the Caribbean.

Our best performing hotel during the third quarter was the Hotel Yountville. Comparable RevPAR grew 8.0%, driven by occupancy growth of 12.3%. This RevPAR growth represents an increase of 4.5 percentage points relative to the California North market. Transient room night growth of 17.5% occurred over both weekdays and weekends. Weekend occupancy for the quarter reached nearly 97%. Hotel EBITDA flow-through was 80%, leading to Hotel EBITDA growth of 23.3%, or $471,000.

At our other Yountville property, the Bardessono Hotel & Spa, Comparable RevPAR grew 2.1% during the third quarter. The bigger story of the quarter at this hotel was the opening of the Maple Grove Presidential Villa. This villa is rentable as three separate suites and published rates range from $2,500 to $3,500 per night. Each of the three units boasts a great room, separate king bedroom, and an outdoor spa. The units can be sold separately or together as one three-bedroom retreat. The rooms are available on the website and are already generating forward bookings despite limited marketing.

I will now turn to capital investment. During 2019, we will continue to invest in our portfolio in order to maintain competitiveness. In total, we estimate spending approximately $85-$95 million in capital expenditures during the year, excluding proceeds from insurance. We completed the conversion of the Courtyard Philadelphia Downtown to The Notary Hotel. We have also completed the renovation of the lobby and bar at the Park Hyatt Beaver Creek and the three-key, 4,000 square-foot presidential villa at the Bardessono Hotel & Spa. We continue to make capital expenditures comprised predominantly of the strategic acceleration of capital projects in order to mitigate renovation impact-specifically, pulling forward additional amenity enhancements at the Ritz-Carlton St. Thomas while the resort is under renovation and work related to the conversion of the Courtyard San Francisco Downtown to The Clancy. Finally, we have identified an accretive opportunity for our portfolio by adding 2 keys at the Hilton La Jolla Torrey Pines. Looking ahead to 2020, we anticipate spending approximately $40-$60 million in capital expenditures.

Lastly, I want to reiterate the strength of our portfolio’s positioning entering 2020. We will have two newly renovated and converted Autograph Collection hotels. The Park Hyatt Beaver Creek lobby and Bardessono villa construction projects are substantially complete. The Ritz-Carlton Sarasota beach improvement is complete. There are no signs of an impending government shutdown that could impact the Capital Hilton. And, finally, the Ritz-Carlton St. Thomas will be reopening post-hurricane recovery.

In addition to the property-specific factors I just mentioned, we are currently experiencing some favorable portfolio-wide dynamics. First, excluding the Ritz-Carlton St. Thomas, group revenue pace is up 2% for 2020, driven by increased room nights sold. Second, we are seeing new supply in our markets slow down throughout our portfolio. Over the past two years, our portfolio’s submarkets have experienced slightly greater than 2.5% annual supply growth. We estimate this number to reduce to roughly 2% annually over the next two years. This decrease in supply growth will be especially prominent for the Marriott Waterfront Seattle. In addition, over the past year or so, we have focused a great deal of attention on Non-Rooms Revenue. We are proud to say Comparable Total Hotel Revenue, excluding Rooms Revenue, has increased 4.2% year to date, or $5.6 million.

This concludes our prepared remarks, and we will now open up the call for Q&A.

Richard Stockton

Thank you, Jeremy.

We are pleased with our third quarter performance and continue to believe Braemar is well-positioned for strong growth in the remainder of 2019 and into 2020. While industry forecasts remain lackluster, our portfolio has a number of unique aspects that should allow us to drive material RevPAR growth and increased profitability in the short term.

This concludes our prepared remarks, and we will now open the call up for Q&A.

<Q&A>

Richard Stockton

Thank you for joining us on the third quarter earnings call and we look forward to speaking with you again on our next call and seeing many of you at NAREIT in Los Angeles in two weeks. Thank you.